Filed pursuant to Rule 424(b)(3)
Registration No. 333-190588

PHILLIPS EDISON — ARC GROCERY CENTER REIT II, INC.
SUPPLEMENT NO. 12 DATED JULY 14, 2014
TO THE PROSPECTUS DATED NOVEMBER 25, 2013

This document supplements, and should be read in conjunction with, our prospectus dated November 25, 2013 relating to our offering of 100 million shares of common stock, as supplemented by Supplement No. 7 dated April 25, 2014 (which superseded and replaced all prior supplements), Supplement No. 8 dated May 2, 2014, Supplement No. 9 dated May 16, 2014, Supplement No. 10 dated June 3, 2014 and Supplement No. 11 dated June 23, 2014. Unless otherwise defined in this Supplement No. 12, capitalized terms used have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose, among other things, the following:

•	an update on the status of the offering; and
•	an update to our ownership structure chart;
•	information regarding our entry into a credit facility;
•	updated disclosure regarding our executive officers and directors; and
•	the amendment of our subscription agreement.

Status of the Offering

We commenced our initial public offering on November 25, 2013, pursuant to which we are offering up to 80,000,000 shares of our common stock, par value $0.01 per share, in our primary offering at $25.00 per share, with discounts available for certain categories of purchasers, and up to 20,000,000 shares of our common stock pursuant to our distribution reinvestment plan initially at $23.75 per share. As of July 7, 2014, we had raised aggregate gross offering proceeds of approximately $234.5 million from the sale of approximately 9.4 million shares in our initial public offering, including shares sold under our distribution reinvestment plan.

PROSPECTUS SUMMARY

The following disclosure supersedes and replaces the corresponding disclosure contained in the section of prospectus captioned “What is the ownership structure of the company and the entities that perform services for you?” on page 13 of the prospectus.

What is the ownership structure of the company and the entities that perform services for you?

Financing Transactions

On July 2, 2014, we, through our operating partnership as “Borrower,” certain subsidiaries of the Company (the “Guarantors”), KeyBank National Association (“KeyBank”), in its capacity as administrative agent, swing line lender and letter of credit issuer, JPMorgan Chase Bank, N.A., in its capacity as syndication agent, Bank of America, N.A., Wells Fargo Bank, National Association, MUFG Union Bank, N.A. as Co-Documentation Agents, and certain other lenders, entered into a $200 million revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility includes a sublimit of $20 million for swing line loans and a sublimit of $20 million for letters of credit. The Revolving Credit Facility provides our operating partnership with the ability from time to time to (i) increase the size of the Revolving Credit Facility up to a total of $700 million. The Revolving Credit Facility will be guaranteed by us and until (i) the Security Interests Release Date occurs (as defined below), the Revolving Credit Facility will be secured by the equity interests in each subsidiary guarantor (the “Collateral”), and (ii) a Borrowing Base Termination Event (as defined below) occurs, the Revolving Credit Facility will be guaranteed by the subsidiary guarantors. A Security Interests Release Date will occur if, so long as no default or event of default has occurred and is continuing: (a) we have raised in excess of $200 million of gross equity, (b) the total asset value exceeds $400 million, and (c) the Collateral is released upon the Borrower’s request. A Borrowing Base Termination Event will occur if: (a) we obtain an investment grade rating or (b) so long as no default or event of default has occurred and is continuing, (i) the total asset value exceeds $1.5 billion and (ii) the aggregate occupancy of all unencumbered properties is greater than or equal to 80%.

The Revolving Credit Facility matures on July 2, 2018 and contains two six-month extension options that the Operating Partnership may exercise upon payment of an extension fee equal to 0.075% of the total commitments under the Revolving Credit Facility at the time of each extension and subject to certain other conditions. Amounts outstanding under the Revolving Credit Facility will bear interest at either (1) the sum of (a) the highest of (x) the prime rate announced by KeyBank from time to time, (y) one-month LIBOR plus 1.0% or (z) the federal funds effective rate plus 0.50%, plus (b) (x) prior to the occurrence of the Security Interests Release Date, 0.80% to 1.60%, and (y) after the occurrence of the Security Interests Release Date, 0.30% to 1.10%, in each case depending upon the Company’s then current leverage ratio (the “Base Rate”) or (2) LIBOR plus (a) prior to the occurrence of the Security Interests Release Date, 1.80% to 2.60%, and (b) after the occurrence of the Security Interests Release Date, 1.30% to 2.10%, in each case depending upon the Company’s then current leverage ratio (the “LIBOR Rate”). Our operating partnership has the option to elect whether advances under the Revolving Credit Facility will incur interest at either the Base Rate or the LIBOR Rate; however, all swing line loans are to incur interest at the Base Rate. Our operating partnership must pay to Key Bank a quarterly unused facility fee that equals the amount of the Revolving Credit Facility unused by our operating partnership on a given day multiplied by either (i) 0.15% if 50% or more of the Revolving Credit Facility is being used or, (ii) 0.25% if less than 50% of the Revolving Credit Facility is being used.

The Revolving Credit Facility requires monthly payments of accrued unpaid interest. Our operating partnership has the right to prepay any outstanding amount at any time with no prepayment penalty or premium. We have guaranteed our operating partnership’s obligations under the Revolving Credit Facility.

Availability under the Revolving Credit Facility is subject to compliance with a borrowing base and the Revolving Credit Facility requires adherence to certain financial covenants, including, but not limited to (a) prior to the Security Interests Release Date: (i) a maximum leverage ratio; (ii) a minimum fixed charge coverage ratio; (iii) minimum tangible net worth; (iv) maximum total other recourse indebtedness; (v) a ratio of maximum unsecured indebtedness to unencumbered asset value; and (vi) a ratio of minimum unencumbered NOI to mortgageability ratio; and (b) after the Security Interests Release Date: (i) a maximum leverage ratio; (ii) a maximum secured leverage ratio; (iii) a minimum fixed charge coverage ratio; (iv) minimum tangible net worth; (v) a ratio of maximum unsecured indebtedness to unencumbered asset value; and (vi) a ratio of minimum unencumbered NOI to mortgageability ratio.

We intend to use proceeds from the Revolving Credit Facility to finance the acquisition of our targeted portfolio consisting of well-occupied grocery-anchored neighborhood shopping centers having a mix of national, credit worthy retailers selling necessity-based goods and services in strong markets throughout the United States.

MANAGEMENT

Executive Officers and Directors

The following updates the discussion contained in the section of our prospectus captioned “Management — Executive Officers and Directors,” which begins on page 84 of the prospectus.

On July 9, 2014, Mr. Paul J. Massey, Jr., 54, was elected to our board of directors by our stockholders at the 2014 annual meeting of stockholders.

Paul J. Massey, Jr. — (Independent Director) Mr. Massey has served as one of our directors since July 2014. Mr. Massey has served a director of PE — ARC since July 2010. Mr. Massey was born in Boston, Massachusetts where he attended Roxbury Latin School. He graduated from Colgate University with a Bachelor of Arts degree in economics. Mr. Massey began his career at Coldwell Banker Commercial Real Estate Services in Midtown Manhattan first as the head of the market research department and next as an investment sales broker. Together with Partner Robert A. Knakal, whom he met at Coldwell, he then founded what has become New York City's largest investment property sales brokerage firm. With 150 sales professionals serving more than 200,000 property owners, Massey Knakal Realty Services is ranked New York City's #1 property sales company in transaction volume by the CoStar Group, a national, independent real estate analytics provider. With more than $2 billion in annual sales, Massey Knakal also ranks as one of the nation's largest privately owned real estate brokerage firms. Firm services include brokerage, consulting and investment analysis, professional arbitration and valuation. In 2007, Mr. Massey was the recipient of the Real Estate Board of New York’s prestigious Louis B. Smadbeck Broker Recognition Award. Mr. Massey also serves as Chairman for REBNY’s Ethics and Business Practice Subcommittee, is Director of Commercial Board of Directors of REBNY, is an active member of the Board of Trustees for the Lower East Side Tenement Museum and serves as a chair or member of numerous other committees.

SUBSCRIPTION AGREEMENTS

The form of subscription agreement included in Appendix C-1 to this Supplement No. 12 replaces Appendix C-1 — Phillips Edison — ARC Grocery Center REIT II, Inc. Subscription Agreement included in Supplement No. 11.

Appendix C-1

PHILLIPS EDISON | ARC
GROCERY CENTER REIT II

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **Phillips Edison-ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II")**

▸ State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment:
Acct# ______________

Investment Amount

$ ______________________

▸ *$2,500 minimum investment*
▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**
▸ **For Grocery Center REIT II make checks payable to:** Phillips Edison Grocery Center REIT II, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ______________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ______________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ______________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

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IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ____________________

Name of Custodian or Trustee ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone ____________________

Custodian/Trust/Business Entity Tax ID# ____________________

Account # ____________________

Name of Custodian or Other Administrator ____________________

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IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ____________________

Date of Birth ____________________

Social Security Number or Taxpayer ID # ____________________

Legal Address (No P.O. Boxes) ____________________

City, State, Zip ____________________

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ____________________ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ____________________

Entity Name ____________________

Date of Birth ____________________

Social Security Number or Taxpayer ID# ____________________

If Non-U.S. Citizen, specify Country of Citizenship ____________________

Mailing Address (if different than legal address) ____________________

City, State, Zip ____________________

Home Phone ____________________

Business Phone ____________________

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ____________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ____________________

Account No. (required): ____________________

☐ Foreign national identity documents Bank Name (required): ____________________

Phone No. (required): ____________________

Number for the document checked above and country of issuance: ____________________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

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Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

PHILLIPS EDISON-ARC GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison-ARC Grocery Center REIT II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

* *Alabama and Ohio investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by Phillips Edison-ARC Grocery Center REIT II, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama and Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize Phillips Edison-ARC Grocery Center REIT II, Inc. , or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **Phillips Edison-ARC Grocery Center REIT II, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from Phillips Edison-ARC Grocery Center REIT II, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to Phillips Edison-ARC Grocery Center REIT II, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Phillips Edison-ARC Grocery Center REIT II, Inc. is unable to obtain a valid e-mail address for me, Phillips Edison-ARC Grocery Center REIT II, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

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☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete the order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

Signature(s) of Registered Representative(s) or Advisor(s) (Required)

Date

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

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For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail	For Overnight Deliveries
Phillips Edison Grocery Center REIT II, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**Phillips Edison Grocery Center REIT II, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone (877) 373-2522 | Fax (646) 861-7793

FOR COMPANY USE ONLY:

Amount

Date

Check/Wire#

Account #

Registered Representative #

Firm #

Custodian ID#

Transfer Agent Reviewer

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